Exhibit 99.1

Kelly Reports
Second-Quarter 2024 Earnings

•Q2 operating earnings of $12.2 million; $28.1 million on an adjusted basis, up 95%
•Q2 revenue down following sale of European staffing operations; up 0.6% on an organic basis
•Q2 adjusted EBITDA margin increased 170 basis points to 3.7% driven by meaningful reduction in operating expenses resulting from business transformation initiatives and sale of European staffing operations
•Company expects further expansion of EBITDA margin from the May 31, 2024 acquisition of Motion Recruitment Partners, LLC ("MRP")

TROY, Mich. (August 8, 2024) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the second quarter of 2024.

Peter Quigley, president and chief executive officer, announced revenue for the second quarter of 2024 totaled $1.06 billion, a 13.1% decrease compared to the corresponding quarter of 2023 resulting primarily from the sale of the company’s European staffing operations on January 2, 2024. Excluding the impact of the sale of the European staffing operations and the recent acquisition of MRP, revenue improved 0.6% on an organic basis reflecting the continuing impact of customers’ more guarded approach to hiring and initiating new projects or capital spending. MRP revenue is included in reported revenue upon acquisition beginning in June 2024 and added 400 bps to reported year-over-year revenue growth.

Kelly reported operating earnings in the second quarter of 2024 of $12.2 million, compared to earnings of $6.2 million reported in the second quarter of 2023. Adjusted earnings were $28.1 million in the second quarter of 2024. The $15.9 million increase from reported earnings includes a loss on the sale of our European staffing operations, charges related to transformation actions and the sale of our European staffing operations, an impairment charge related to excess leased property and a gain on the sale of assets related to the Ayers Group. The acquisition of MRP added $1.5 million of earnings from operations in the second quarter of 2024. Adjusted earnings in the second quarter of 2023 were $14.2 million. The $8.0 million increase from reported earnings included transformation related charges and an asset impairment charge. The European staffing operations produced $1 million of earnings from operations on an adjusted basis in the second quarter of 2023.

Earnings per share in the second quarter of 2024 were $0.12 compared to earnings per share of $0.20 in the second quarter of 2023. Included in earnings per share in the second quarter of 2024 were a loss on the sale of EMEA staffing operations and a gain on the sale of Ayers Group, net of tax of $0.16, as well as transaction costs related to the acquisition of MRP, restructuring charges associated with our transformation and an asset impairment charge, net of tax, of $0.43. Included in the earnings per share in the second quarter of 2023 are $0.16 per share related to restructuring charges and an asset impairment charge, net of tax. On an adjusted basis, earnings per share were $0.71 in the second quarter of 2024, a significant improvement from $0.36 per share in the corresponding quarter of 2023.

“In the second quarter, employers continued to take a cautious approach to hiring, though customer demand stabilized on a sequential basis across much of our business – a development that is reflected in Kelly’s organic revenue for the quarter,” said Quigley. “As we continued to navigate uncertain market conditions, we remained focused on what we can control. Our ongoing growth and efficiency initiatives increased Kelly’s EBITDA margin in the first half of the year to 3.4% on an organic, adjusted basis – at the midpoint of our initial expectation for EBITDA margin expansion which we established one year ago. This improvement, combined with the scale and capabilities we added through our recent acquisition of MRP, position Kelly to accelerate profitable growth as market conditions improve.”

Kelly also reported that on August 7, its board of directors declared a dividend of $0.075 per share. The dividend is payable on September 4, 2024, to stockholders of record as of the close of business on August 21, 2024.

In conjunction with its second-quarter earnings release, Kelly has published a financial presentation on the Investor Relations page of its public website and will host a conference call at 9 a.m. ET on August 8 to review the results and answer questions. The call may be accessed in one of the following ways:

Via the Internet:
Kellyservices.com

Via the telephone
(877) 692-8955 (toll free) or (234) 720-6979 (caller paid)
Enter access code 5728672
After the prompt, please enter “#”

A recording of the conference call will be available after 1:30 p.m. ET on August 8, 2024, at (866) 207-1041 (toll-free) and (402) 970-0847 (caller-paid). The access code is 2784290#. The recording will also be available at kellyservices.com during this period.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on third parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 500,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2023 was $4.8 billion. Learn more at kellyservices.com.

KLYA-FIN

# # #

ANALYST & MEDIA CONTACT:
Scott Thomas
(248) 251-7264
scott.thomas@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED JUNE 30, 2024 AND JULY 2, 2023
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2024	2023	Change		Change	Change

Revenue from services	$1,057.5	$1,217.2	$(159.7)		(13.1)%	(13.0)%

Cost of services	843.8	976.6	(132.8)		(13.6)

Gross profit	213.7	240.6	(26.9)		(11.2)	(11.1)

Selling, general and administrative expenses	191.5	232.0	(40.5)		(17.4)	(17.4)

Asset impairment charge	5.5	2.4	3.1		124.1

Loss on sale of EMEA staffing operations	10.0	—	10.0		NM

Gain on sale of assets	(5.5)	—	(5.5)		NM

Earnings from operations	12.2	6.2	6.0		95.9

Other income (expense), net	(6.5)	(0.6)	(5.9)		NM

Earnings before taxes	5.7	5.6	0.1		1.4

Income tax expense (benefit)	1.1	(1.9)	3.0		160.7

Net earnings	$4.6	$7.5	$(2.9)		(38.2)

Basic earnings per share	$0.13	$0.20	$(0.07)		(35.0)
Diluted earnings per share	$0.12	$0.20	$(0.08)		(40.0)

STATISTICS:

Permanent placement revenue (included in revenue from services)	$10.7	$15.7	$(5.0)		(32.0)%	(32.0)%

Gross profit rate	20.2%	19.8%	0.4	pts.

Adjusted EBITDA	$40.5	$24.6	$15.9
Adjusted EBITDA margin	3.8%	2.0%	1.8	pts.

Effective income tax rate	19.4%	(32.4)%	51.8	pts.

Average number of shares outstanding (millions):
Basic	35.5	36.0
Diluted	35.9	36.4

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 26 WEEKS ENDED JUNE 30, 2024 AND JULY 2, 2023
(UNAUDITED)
(In millions of dollars except per share data)
					%	CC %
	2024	2023	Change		Change	Change

Revenue from services	$2,102.6	$2,485.5	$(382.9)		(15.4)%	(15.4)%

Cost of services	1,683.2	1,990.8	(307.6)		(15.4)

Gross profit	419.4	494.7	(75.3)		(15.2)	(15.2)

Selling, general and administrative expenses	382.0	475.4	(93.4)		(19.6)	(19.7)

Asset impairment charge	5.5	2.4	3.1		124.1

Gain on sale of EMEA staffing operations	(1.6)	—	(1.6)		NM

Gain on sale of assets	(5.5)	—	(5.5)		NM

Earnings from operations	39.0	16.9	22.1		130.2

Gain on forward contract	1.2	—	1.2		NM

Other income (expense), net	(4.7)	1.4	(6.1)		(439.8)

Earnings before taxes	35.5	18.3	17.2		93.8

Income tax expense (benefit)	5.1	(0.1)	5.2		NM

Net earnings	$30.4	$18.4	$12.0		65.3

Basic earnings per share	$0.84	$0.49	$0.35		71.4
Diluted earnings per share	$0.83	$0.49	$0.34		69.4

STATISTICS:

Permanent placement revenue (included in revenue from services)	$18.7	$33.2	$(14.5)		(43.7)%	(43.8)%

Gross profit rate	19.9%	19.9%	—	pts.

Adjusted EBITDA	$73.8	$51.4	$22.4
Adjusted EBITDA margin	3.5%	2.1%	1.4	pts.

Effective income tax rate	14.4%	(0.3)%	14.7	pts.

Average number of shares outstanding (millions):
Basic	35.5	36.5
Diluted	35.9	36.9

KELLY SERVICES, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)
(In millions of dollars)
We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses.
	Second Quarter

			%		CC %
	2024	2023	Change		Change
Professional & Industrial
Revenue from services	$357.7	$390.8	(8.5)%		(8.4)%
Gross profit	62.3	68.5	(8.9)		(8.8)
Total SG&A expenses	55.4	65.0	(14.8)		(14.7)
Asset impairment charge	—	0.3	(100.0)
Business unit profit (loss)	6.9	3.2	124.5

Gross profit rate	17.4%	17.5%	(0.1)	pts.

Science, Engineering & Technology
Revenue from services	$332.2	$301.4	10.2%		10.2%
Gross profit	77.3	68.1	13.5		13.5
Total SG&A expenses	52.8	50.1	5.6		5.6
Asset impairment charge	—	0.1	(100.0)
Business unit profit (loss)	24.5	17.9	36.2

Gross profit rate	23.3%	22.6%	0.7	pts.

Education
Revenue from services	$251.1	$206.4	21.7%		21.7%
Gross profit	36.9	32.5	13.4		13.4
Total SG&A expenses	24.2	23.2	4.3		4.3
Business unit profit (loss)	12.7	9.3	36.2

Gross profit rate	14.7%	15.8%	(1.1)	pts.

Outsourcing & Consulting
Revenue from services	$117.0	$113.7	2.9%		3.2%
Gross profit	37.2	41.3	(10.2)		(9.8)
Total SG&A expenses	34.2	39.1	(12.3)		(12.2)
Asset impairment charge	—	2.0	(100.0)
Business unit profit (loss)	3.0	0.2	NM

Gross profit rate	31.8%	36.4%	(4.6)	pts.

International
Revenue from services	$—	$205.9	(100.0)%		(100.0)%
Gross profit	—	30.2	(100.0)		(100.0)
Total SG&A expenses	—	30.2	(100.0)		(100.0)
Business unit profit (loss)	—	—	(100.0)

Gross profit rate	—%	14.7%	(14.7)	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS BY SEGMENT
(UNAUDITED)
(In millions of dollars)
We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses.
	June Year to Date

			%		CC %
	2024	2023	Change		Change
Professional & Industrial
Revenue from services	$716.1	$793.4	(9.8)%		(9.9)%
Gross profit	126.2	140.7	(10.3)		(10.5)
SG&A expenses excluding restructuring charges	113.0	135.1	(16.3)		(16.4)
Restructuring charges	0.4	3.3	(89.3)		(89.3)
Total SG&A expenses	113.4	138.4	(18.0)		(18.2)
Asset impairment charge	—	0.3	(100.0)
Business unit profit (loss)	12.8	2.0	NM
Business unit profit (loss) excluding restructuring charges	13.2	5.3	147.0

Gross profit rate	17.6%	17.7%	(0.1)	pts.

Science, Engineering & Technology
Revenue from services	$621.5	$607.8	2.2%		2.3%
Gross profit	141.7	139.4	1.7		1.7
Total SG&A expenses	99.0	102.9	(3.7)		(3.7)
Asset impairment charge	—	0.1	(100.0)
Business unit profit (loss)	42.7	36.4	17.2

Gross profit rate	22.8%	22.9%	(0.1)	pts.

Education
Revenue from services	$541.0	$455.8	18.7%		18.7%
Gross profit	79.0	71.8	10.0		10.0
Total SG&A expenses	48.2	47.1	2.3		2.3
Business unit profit (loss)	30.8	24.7	24.7

Gross profit rate	14.6%	15.8%	(1.2)	pts.

Outsourcing & Consulting
Revenue from services	$225.0	$228.3	(1.4)%		(1.1)%
Gross profit	72.5	82.9	(12.6)		(12.4)
Total SG&A expenses	71.3	80.8	(11.7)		(11.7)
Asset impairment charge	—	2.0	(100.0)
Business unit profit (loss)	1.2	0.1	NM

Gross profit rate	32.2%	36.3%	(4.1)	pts.

International
Revenue from services	$—	$401.7	(100.0)%		(100.0)%
Gross profit	—	59.9	(100.0)		(100.0)
Total SG&A expenses	—	60.6	(100.0)		(100.0)
Business unit profit (loss)	—	(0.7)	(100.0)

Gross profit rate	—%	14.9%	(14.9)	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	June 30, 2024	December 31, 2023	July 2, 2023
Current Assets
Cash and equivalents	$38.2	$125.8	$124.8
Trade accounts receivable, less allowances of
$7.9, $10.9, and $10.7, respectively	1,193.9	1,160.6	1,423.6
Prepaid expenses and other current assets	78.7	48.9	79.8
Assets held for sale	—	291.3	—
Total current assets	1,310.8	1,626.6	1,628.2

Noncurrent Assets
Property and equipment, net	26.8	24.6	28.8
Operating lease right-of-use assets	53.1	47.1	61.6
Deferred taxes	302.3	321.1	308.4
Retirement plan assets	245.9	230.3	217.8
Goodwill, net	372.6	151.1	151.1
Intangibles, net	272.3	137.7	148.2
Other assets	44.4	43.1	50.9
Total noncurrent assets	1,317.4	955.0	966.8

Total Assets	$2,628.2	$2,581.6	$2,595.0

Current Liabilities
Accounts payable and accrued liabilities	$594.8	$646.1	$692.7
Operating lease liabilities	12.4	8.4	13.9
Accrued payroll and related taxes	168.3	156.2	270.6
Accrued workers' compensation and other claims	18.7	22.1	23.3
Income and other taxes	18.1	17.2	54.4
Liabilities held for sale	—	169.9	—
Total current liabilities	812.3	1,019.9	1,054.9

Noncurrent Liabilities
Long-term debt	210.4	—	—
Operating lease liabilities	49.6	42.9	52.6
Accrued workers' compensation and other claims	34.7	40.9	41.4
Accrued retirement benefits	232.6	217.4	193.0
Other long-term liabilities	8.7	6.8	11.2
Total noncurrent liabilities	536.0	308.0	298.2

Stockholders' Equity
Common stock	38.5	38.5	38.5
Treasury stock	(52.3)	(57.3)	(51.3)
Paid-in capital	29.5	30.6	29.0
Earnings invested in the business	1,266.7	1,241.7	1,229.1
Accumulated other comprehensive income (loss)	(2.5)	0.2	(3.4)
Total stockholders' equity	1,279.9	1,253.7	1,241.9

Total Liabilities and Stockholders' Equity	$2,628.2	$2,581.6	$2,595.0

STATISTICS:
Working Capital	$498.5	$606.7	$573.3
Current Ratio	1.6	1.6	1.5
Debt-to-capital %	14.1%	0.0%	0.0%
Global Days Sales Outstanding	57	59	61
Year-to-Date Free Cash Flow	$25.5	$61.4	$14.1

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 26 WEEKS ENDED JUNE 30, 2024 AND JULY 2, 2023
(UNAUDITED)
(In millions of dollars)
	2024	2023
Cash flows from operating activities:
Net earnings	$30.4	$18.4
Adjustments to reconcile net earnings to net cash from operating activities:
Asset impairment charge	5.5	2.4
Gain on sale of EMEA staffing operations	(1.6)	—
Gain on sale of assets	(5.5)	—
Depreciation and amortization	17.6	17.2
Operating lease asset amortization	4.6	8.4
Provision for credit losses and sales allowances	(0.2)	0.4
Stock-based compensation	5.2	5.6
Gain on sale of equity securities	—	(2.0)
Gain on forward contract	(1.2)	—
Other, net	(1.1)	0.5
Changes in operating assets and liabilities, net of acquisition	(21.5)	(27.5)
Net cash from operating activities	32.2	23.4

Cash flows from investing activities:
Capital expenditures	(6.7)	(9.3)
Proceeds from sale of EMEA staffing operations, net of cash disposed	77.1	—
Proceeds from sale of assets	4.4	—
Acquisition of company, net of cash received	(427.4)	—
Payment for settlement of forward contract	(2.4)	—
Proceeds from equity securities	—	2.0
Other investing activities	1.9	(0.4)
Net cash used in investing activities	(353.1)	(7.7)

Cash flows from financing activities:
Net change in short-term borrowings	—	(0.7)
Proceeds from long-term debt	378.6	—
Payments on long-term debt	(168.2)	—
Financing lease payments	—	(0.5)
Dividend payments	(5.4)	(5.6)
Payments of tax withholding for stock awards	(2.1)	(1.3)
Buyback of common shares	—	(34.8)
Contingent consideration payments	—	(2.5)
Other financing activities	(1.3)	—
Net cash from (used in) financing activities	201.6	(45.4)

Effect of exchange rates on cash, cash equivalents and restricted cash	(2.7)	1.8

Net change in cash, cash equivalents and restricted cash	(122.0)	(27.9)
Cash, cash equivalents and restricted cash at beginning of period	167.6	162.4

Cash, cash equivalents and restricted cash at end of period	$45.6	$134.5

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	Second Quarter

			%	CC %
	2024	2023	Change	Change

Americas
United States	$944.2	$892.4	5.8%	5.8%
Canada	46.4	46.4	(0.1)	1.8
Puerto Rico	28.2	27.7	1.6	1.6
Mexico	15.4	20.0	(22.9)	(24.8)
Total Americas Region	1,034.2	986.5	4.8	4.9

Europe
Switzerland	1.0	56.0	(98.2)	(98.2)
France	—	50.2	(100.0)	(100.0)
Portugal	—	49.3	(100.0)	(100.0)
Italy	—	16.5	(100.0)	(100.0)
Other	9.8	47.6	(79.3)	(79.2)
Total Europe Region	10.8	219.6	(95.1)	(95.0)

Total Asia-Pacific Region	12.5	11.1	12.3	14.9

Total Kelly Services, Inc.	$1,057.5	$1,217.2	(13.1)%	(13.0)%

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	June Year to Date

			%	CC %
	2024	2023	Change	Change

Americas
United States	$1,877.8	$1,851.6	1.4%	1.4%
Canada	91.8	91.3	0.6	1.4
Puerto Rico	53.1	54.6	(2.8)	(2.8)
Mexico	34.3	36.7	(6.5)	(12.2)
Total Americas Region	2,057.0	2,034.2	1.1	1.1

Europe
Switzerland	2.1	108.9	(98.1)	(98.1)
France	—	98.0	(100.0)	(100.0)
Portugal	—	93.7	(100.0)	(100.0)
Italy	—	33.4	(100.0)	(100.0)
Other	19.5	95.3	(79.5)	(79.7)
Total Europe Region	21.6	429.3	(95.0)	(95.0)

Total Asia-Pacific Region	24.0	22.0	9.1	13.0

Total Kelly Services, Inc.	$2,102.6	$2,485.5	(15.4)%	(15.4)%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	Second Quarter		June Year to Date
SG&A Expenses:	2024	2023	2024	2023
As reported	$191.5	$232.0	$382.0	$475.4
Transaction costs(4)	(1.6)	—	(7.2)	—
Restructuring(6)	(4.3)	(5.6)	(6.6)	(12.2)
Adjusted SG&A expenses	$185.6	$226.4	$368.2	$463.2

	Second Quarter		June Year to Date
Earnings from Operations:	2024	2023	2024	2023
As reported	$12.2	$6.2	$39.0	$16.9
(Gain) loss on sale of EMEA staffing operations(1)	10.0	—	(1.6)	—
Gain on sale of assets(3)	(5.5)	—	(5.5)	—
Transaction costs(4)	1.6	—	7.2	—
Asset impairment charge(5)	5.5	2.4	5.5	2.4
Restructuring(6)	4.3	5.6	6.6	12.2
Adjusted earnings from operations	$28.1	$14.2	$51.2	$31.5

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	Second Quarter		June Year to Date
	2024	2023	2024	2023
Income tax expense	$1.1	$(1.9)	$5.1	$(0.1)
Taxes on gain on sale of EMEA staffing operations(1)	—	—	(1.2)	—
Taxes on gain on forward contract(2)	—	—	—	—
Taxes on gain on sale of assets(3)	(1.4)	—	(1.4)	—
Taxes on transaction costs(4)	1.1	—	2.3	—
Taxes on asset impairment charge(5)	1.4	0.6	1.4	0.6
Taxes on restructuring charges(6)	1.1	1.4	1.7	3.0
Adjusted income tax expense	$3.3	$0.1	$7.9	$3.5

	Second Quarter		June Year to Date
	2024	2023	2024	2023
Net earnings	$4.6	$7.5	$30.4	$18.4
(Gain) loss on sale of EMEA staffing operations, net of taxes(1)	10.0	—	(0.4)	—
Gain on forward contract, net of taxes(2)	—	—	(1.2)	—
Gain on sale of assets, net of taxes(3)	(4.1)	—	(4.1)	—
Transaction costs, net of taxes(4)	8.3	—	12.7	—
Asset impairment charge, net of taxes(5)	4.1	1.8	4.1	1.8
Restructuring charges, net of taxes(6)	3.2	4.2	4.9	9.2
Adjusted net earnings	$26.1	$13.5	$46.4	$29.4

	Second Quarter		June Year to Date
	2024	2023	2024	2023
	Per Share		Per Share
Net earnings	$0.12	$0.20	$0.83	$0.49
(Gain) loss on sale of EMEA staffing operations, net of taxes(1)	0.27	—	(0.01)	—
Gain on forward contract, net of taxes(2)	—	—	(0.03)	—
Gain on sale of assets, net of taxes(3)	(0.11)	—	(0.11)	—
Transaction costs, net of taxes(4)	0.23	—	0.35	—
Asset impairment charge, net of taxes(5)	0.11	0.05	0.11	0.05
Restructuring charges, net of taxes(6)	0.09	0.11	0.13	0.24
Adjusted net earnings	$0.71	$0.36	$1.26	$0.78

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)
Total Adjusted EBITDA:
	Second Quarter		June Year to Date
	2024	2023	2024	2023
Net earnings	$4.6	$7.5	$30.4	$18.4
Other (income) expense, net	(1.4)	0.6	(3.2)	(1.4)
Income tax expense (benefit)	1.1	(1.9)	5.1	(0.1)
Depreciation and amortization	12.5	10.2	22.7	19.7
(Gain) loss on sale of EMEA staffing operations(1)	10.0	—	(1.6)	—
Gain on forward contract(2)	—	—	(1.2)	—
Gain on sale of assets(3)	(5.5)	—	(5.5)	—
Transaction costs(4)	9.4	—	15.0	—
Asset impairment charge(5)	5.5	2.4	5.5	2.4
Restructuring(6)	4.3	5.6	6.6	12.2
Other, net	—	0.2	—	0.2
Adjusted EBITDA	$40.5	$24.6	$73.8	$51.4
Adjusted EBITDA margin	3.8%	2.0%	3.5%	2.1%

Business Unit Adjusted EBITDA:

	Second Quarter 2024
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$6.9	$24.5	$12.7	$3.0	$—
Restructuring(6)	0.3	0.3	—	—	—
Adjusted EBITDA	$7.2	$24.8	$12.7	$3.0	$—
Adjusted EBITDA margin	2.0%	7.5%	5.1%	2.5%	—%

	Second Quarter 2023
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$3.2	$17.9	$9.3	$0.2	$—
Asset impairment charge(5)	0.3	0.1	—	2.0	—
Restructuring(6)	0.3	—	0.3	(0.1)	—
Adjusted EBITDA	$3.8	$18.0	$9.6	$2.1	$—
Adjusted EBITDA margin	1.0%	6.0%	4.7%	2.0%	—%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)
Business Unit Adjusted EBITDA (continued):
	June Year to Date 2024
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$12.8	$42.7	$30.8	$1.2	$—
Restructuring(6)	0.4	0.3	—	0.6	—
Adjusted EBITDA	$13.2	$43.0	$30.8	$1.8	$—
Adjusted EBITDA margin	1.8%	6.9%	5.7%	0.8%	—%

	June Year to Date 2023
	Professional & Industrial	Science, Engineering & Technology	Education	Outsourcing & Consulting	International
Business unit profit (loss)	$2.0	$36.4	$24.7	$0.1	$(0.7)
Asset impairment charge(5)	0.3	0.1	—	2.0	—
Restructuring(6)	3.3	0.5	0.4	0.5	0.6
Adjusted EBITDA	$5.6	$37.0	$25.1	$2.6	$(0.1)
Adjusted EBITDA margin	0.7%	6.1%	5.5%	1.2%	—%

Free Cash Flow:

	June Year to Date
	2024	2023
Net cash from operating activities	$32.2	$23.4
Capital expenditures	(6.7)	(9.3)
Free Cash Flow	$25.5	$14.1

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2024 gain on the sale of our EMEA staffing operations, the 2024 gain on sale of assets, the 2024 gain on forward contract, the 2024 transaction costs, the 2024 asset impairment charge, the 2024 restructuring charges, the 2023 asset impairment charge, and the 2023 restructuring charges are useful to understand the Company's fiscal 2024 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) (Gain) loss on sale of EMEA staffing operations represents the loss as of the second quarter-end 2024 and gain as of June year-to-date 2024 as a result of the sale in January 2024.

(2) Gain on forward contract represents the gain recognized in the first quarter of 2024 for the settlement of the foreign currency forward contract in January 2024 that was entered into in 2023 relating to the sale of the EMEA staffing operations.

(3) Gain on sale of assets represents the sale of Ayers Group in the second quarter of 2024.

(4) Transaction costs in the second quarter of 2024 includes employee termination costs and transition costs directly related to the sale of the EMEA staffing operations and the acquisition of MRP. Employee termination costs and transition costs related to the sale of the EMEA staffing operations were $1.5 million in the second quarter of 2024 and $7.1 million for June year-to-date 2024. Transaction costs related to the acquisition of MRP were $7.9 million in the second quarter of 2024.

(5) Asset impairment charge in the second quarter of 2024 for certain right-of-use assets related to our leased headquarters facility reflects adjustments to how we are utilizing the building as part of our ongoing transformation efforts. Asset impairment charge in the second quarter of 2023 represents the impairment of right-of-use assets related to an unoccupied existing office space lease.

(6) Restructuring charges in 2024 represent a continuation of the comprehensive transformation initiative that started in the second quarter of 2023 that will further streamline the Company's operating model to enhance organizational efficiency and effectiveness. In the second quarter of 2024, these restructuring charges include $1.9 million of costs to execute the transformation and $2.4 million of severance. For June year-to-date 2024, these restructuring charges include $3.5 million of costs to execute the transformation and $3.1 million of severance. Restructuring charges in the second quarter of 2023 relate to a comprehensive transformation initiative that includes actions that will further streamline the Company's operating model to enhance organizational efficiency and effectiveness. These restructuring charges include $4.5 million of costs to execute the transformation through the use of an external consultant and $1.1 million of severance. Restructuring charges in the first quarter of 2023 represent severance costs and lease and other terminations as a result of management undertaking actions to further our cost management efforts in response to the current demand levels and reflects a repositioning of our P&I staffing business to better capitalize on opportunities in local markets.